UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 5, 2005

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24693 (Commission File No.)	91-1689591 (I.R.S. Employer Identification No.)

3625 132nd Avenue SE
Bellevue, WA 98006
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(425) 373-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 1.01 Entry Into a Material Definitive Agreement.

     SCOLR Pharma, Inc. (the “Company”) entered into an employment agreement with Alan M. Mitchel effective January 10, 2005 which provides that Mr. Mitchel will serve as Senior Vice President of Business and Legal Affairs and Chief Legal Officer of the Company indefinitely, subject to termination as provided in the agreement. The agreement provides for the payment of a base salary of $245,000 per year, with annual reviews and possible increases in subsequent years. Mr. Mitchel will be eligible to receive an annual bonus up to 50% percent of his base salary (as adjusted from time to time) based on the achievement of certain objectives approved by the Board of Directors in its discretion; provided there has been a minimum gain in the Company’s market capitalization of 20% for the year under consideration for payment of a bonus. In addition, Mr. Mitchel will receive a bonus of $50,000 upon commencement of his employment with the Company; provided that $25,000 of such bonus shall be credited against the first bonus awarded to Mr. Mitchel by the Company. Mr. Mitchel was granted an option to purchase 200,000 shares of the Company’s common stock. The option has an exercise price of $4.50 per share, which represents the last sale price of the Company’s common stock as reported on the American Stock Exchange on the last trading date prior to the date of grant, and becomes exercisable in 36 equal monthly installments commencing on January 10, 2005.

     The Company may terminate Mr. Mitchel’s agreement for “cause” (as defined) without notice or compensation to Mr. Mitchel, except for unpaid base salary and other benefits already earned. If the agreement is terminated by the Company “without cause,” or if Mr. Mitchel resigns for “good reason” (as defined), Mr. Mitchel will receive a lump sum payment equal to 87.5% of his then current base salary, a prorated bonus payment equal to 50% of such base salary for the portion of the year prior to termination (provided there has been a minimum gain in the Company’s market capitalization of 20% during the applicable portion of such year), accelerated vesting of any unvested stock options, and continued medical coverage at the Company’s expense for up to one year. The agreement provides for protection of the Company’s confidential information and intellectual property and that Mr. Mitchel shall not, during his employment and for a period of one year following termination, compete with the Company, or solicit or hire any of the Company’s employees.

     The foregoing description of Mr. Mitchel’s employment agreement is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this current report and incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
January 10, 2005	By:	/s/ DANIEL O. WILDS
Daniel O. Wilds
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement effective January 10, 2004 between SCOLR Pharma, Inc. and Alan M. Mitchel.

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